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                                                                    EXHIBIT 99.2
                                REVOCABLE PROXY

                             RELIANCE BANCORP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF RELIANCE BANCORP, INC.
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 10, 2000.

    The undersigned stockholder of Reliance Bancorp, Inc. (the "Company") hereby appoints the Official Proxy Committee of the Board of Directors of the Company as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders of the Company to be held at 9:00 a.m., local time, on February 10, 2000, at the Long Island Marriott Hotel and Conference Center, 101 James Doolittle Blvd., Uniondale, New York, and any and all adjournments and postponements thereof (the "Special Meeting"), with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Proxy Statement and (ii) in their discretion with respect to any other business that may properly come before the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

    This proxy will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT (AS DEFINED HEREIN) AND (2) IN THE DISCRETION OF THE PROXIES AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

    This proxy card will also be used to provide voting instructions to the trustee for any shares of common stock of the Company allocated to participants under the Reliance Federal Savings Bank Employee Stock Ownership Plan.

             (continued -- to be signed and dated on reverse side)
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE
MERGER AGREEMENT.

1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated as of August 30, 1999, by and between North Fork Bancorporation, Inc. ("NFB") and the Company (the "Merger Agreement") pursuant to which the Company will merge with and into NFB and each share of common stock of the Company, par value $.01 per share, will be converted into the right to receive 2.0 shares of NFB common stock, subject to adjustment, all on and subject to the terms and conditions contained therein.

  [ ] FOR                        [ ] AGAINST                    [ ] ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. As of the date of the Special Meeting, management of the Company is not aware of any such other business.

This proxy may be revoked prior to the time it is voted by delivering to the Secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Special Meeting and voting in person.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement, dated January 11, 2000, for the Special Meeting.

                                                Dated:
                                                --------------------------------

                                                Signature:
                                                --------------------------------

                                                Signature:
                                                --------------------------------

                                                Title:
                                                --------------------------------

                                                (Please date and sign here
                                                exactly as name appears at left.
                                                When signing as attorney,
                                                administrator, trustee or
                                                guardian, give full title as
                                                such; and when stock has been
                                                issued in the name of two or
                                                more persons, all should sign.)

                              PLEASE ACT PROMPTLY.
              COMPLETE, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.

             IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
            SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.